Exhibit 24.1
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                                POWER OF ATTORNEY
     By signing below, I hereby constitute and appoint Ronald W. Tysoe, Dennis
J. Broderick, John R. Sims, and Padma Tatta Cariappa, or any of them, my true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments in my name and behalf in my capacities as director and/or officer of Federated Department Stores, Inc., a Delaware corporation (the "Company"), which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with a Registration Statement on Form S-3 (or any other appropriate form) and any abbreviated registration statement relating thereto permitted pursuant to Rule 462(b) under the Securities Act for the purpose of registering pursuant to the Securities Act shares of common stock, par value $.01 per share ("Federated Common Stock"), of the Company issued by the Company to The Prudential Insurance Company of America ("Prudential") pursuant to the Purchase Agreement, dated as of August 14, 1995, among Prudential, Federated Noteholding Corporation II, and the Company and/or shares of Federated Common Stock issued by the Company and delivered upon conversion of shares of common stock, par value $.01 per share, of Broadway Stores, Inc. ("Broadway") as a result of the merger of Nomo Company, Inc., a wholly owned subsidiary ("Nomo"), of the Company with and into Broadway pursuant to the Agreement and Plan of Merger, dated August 14, 1995, by and among Broadway, the Company, and Nomo, to persons who may be deemed to have been affiliates of Broadway as of September 7, 1995, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for me, in my name and behalf in my capacities as director and/or officer of the Company (individually or on behalf of the Company), such Registration Statement and any such abbreviated registration statement, and any and all amendments and supplements thereto, and to file the same, with all exhibits thereto and other instruments or documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of October 10, 1995.

 /s/ John E. Brown          /s/ Robert A. Charpie     /s/ Lyle Everingham
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John E. Brown               Robert A. Charpie          Lyle Everingham


 /s/ Meyer Feldberg         /s/ Earl G. Graves, Sr.   /s/ George V. Grune
-------------------------- -------------------------  ----------------------
Meyer Feldberg              Earl G. Graves, Sr.        George V. Grune


/s/ Karl M. von der Heyden /s/ Gertrude G. Michelson  /s/ Joseph Neubauer
-------------------------- -------------------------  ----------------------
Karl M. von der Heyden      Gertrude G. Michelson      Joseph Neubauer


 /s/ Allen I. Questrom      /s/ Laurence A. Tisch    /s/ Ronald W. Tysoe
-------------------------- -------------------------  ----------------------
Allen I. Questrom           Laurence A. Tisch          Ronald W. Tysoe


 /s/ Paul W. Van Orden      /s/ Marna C. Whittington  /s/ James M. Zimmerman
-------------------------- -------------------------  ----------------------
Paul W. Van Orden           Marna C. Whittington       James M. Zimmerman